    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 27, 1999



                                                      REGISTRATION NO. 333-85595

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                   MIAMI CRUISELINE SERVICES HOLDINGS I B.V.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          THE NETHERLANDS                          5947                             98-0193197
  (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL              (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)             IDENTIFICATION NO.)

                         STRAWINSKYLAAN 3105, 7TH FLOOR
                       1077 ZX AMSTERDAM, THE NETHERLANDS
                               (31) 20-44-211-25
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                   MIAMI CRUISELINE SERVICES HOLDINGS I B.V.
                       C/O BERKSHIRE CRUISE HOLDINGS LLC
                                ONE BOSTON PLACE
                        BOSTON, MASSACHUSETTS 02108-4401
                           ATTENTION: JOEL E. CUTLER
                                 (617) 227-0050
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

                  DAVID C. CHAPIN                                      STEPHEN L. BURNS
                 JANE D. GOLDSTEIN                                 CRAVATH, SWAINE & MOORE
                    ROPES & GRAY                                      825 EIGHTH AVENUE
              ONE INTERNATIONAL PLACE                           NEW YORK, NEW YORK 10019-7475
          BOSTON, MASSACHUSETTS 02110-2624                              (212) 474-1000
                   (617) 951-7000

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                                EXPLANATORY NOTE



     The sole purpose of this Amendment No. 1 to Form S-1 is to file the exhibits filed with and attached to this Amendment No. 1.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses to be paid solely by the Registrant in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates, except the Securities and Exchange Commission registration fee and the National Association of Securities Dealers, Inc. filing fee.

                            ITEM                              AMOUNT
                            ----                              -------
SEC Registration Fee........................................  $34,750
NASD Filing Fee.............................................   13,000
Nasdaq National Market Listing Fee..........................        *
Blue Sky Fees and Expenses (including attorney's fees and
  expenses).................................................        *
Transfer Agent and Registrar Fees...........................        *
Accounting Fees and Expenses................................        *
Legal Fees and Expenses.....................................        *
Printing Expenses...........................................        *
Miscellaneous...............................................        *
                                                              -------
     Total..................................................  $     *
                                                              =======

-------------------------
* To be provided by Amendment.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's Amended and Restated Articles of Association provides for the indemnification of members of the Supervisory Board and Management Board and officers to the fullest extent permitted by the law of The Netherlands.

     The Registrant has entered into indemnity agreements with Philip L. Levine and Jerry Chafetz. The agreements provide that the Registrant will, to fullest extent permitted by law, indemnify Philip L. Levine and Jerry Chafetz, as the case may be, if he is made a party, or threatened to be made a party, in any action, suit or proceeding by reason of his service with the Registrant.

     The Registrant has also obtained directors' and officers' liability insurance in amounts that it believes are reasonable under the circumstances.

     In connection with any registration of registrable securities under the Shareholders Agreement, the Registrant has agreed to indemnify each seller, any controlling person (and their respective director or indirect partners, advisory board members, directors, officers, trustees, members and shareholders) and each other person who controls any such seller or holder, against various liabilities, including liabilities under the Securities Act and Exchange Act.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     During the last three years, the Registrant has issued the following securities without registration under the Securities Act of 1933 as amended (the "Securities Act") (in each case, except for the issuance described in paragraph 9, giving effect to the 250 for 1 common share split):

     1. On September 10, 1998, the Registrant issued and sold 10,000,000 of its common shares and on September 17, 1998 issued and sold 4,912,250 of its common shares to our initial investor for an aggregate of $28,700,000.

     2. On September 17, 1998, the Registrant issued and sold 2,499,750 of its common shares to lenders of subordinated debt for an aggregate of $4,811,548.

     3. On September 17, 1998, the Registrant issued and sold 259,750 of its common shares to a management employee for an aggregate of $500,000.

     4. On September 17, 1998, the Registrant issued and sold 415,750 common shares to an affiliate of our initial investor purchasing on behalf of management employees for an aggregate of $800,000.

     5. On September 17, 1998, the Registrant issued 5,912,500 of its common shares to the former shareholders of Onboard Media, Inc., Cruise Management International, Inc. and Boxer Media, Inc. in connection with the acquisition of these three companies.

     6. On September 17, 1998, the Registrant granted options for no consideration to purchase an aggregate of 500,000 shares at an exercise price of $1.925 to two employees pursuant to the 1998 Stock Option Plan.

     7. On December 21, 1998, the Registrant granted options for no consideration to purchase an aggregate of 450,000 common shares to 19 employees at an exercise price of $1.925 per share pursuant to the 1998 Stock Option Plan.

     8. On February 25, 1999, the Registrant granted options for no consideration to purchase an aggregate of 50,000 common shares to two employees at an exercise price of $1.925 per share pursuant to the 1998 Stock Option Plan.

     9. On                , 1999, pursuant to an amendment to its Articles of
        Association, the Registrant effected a 50 for 1 share split, followed immediately by a 5 for 1 stock dividend.

     The common shares issued pursuant to paragraphs 1 through 5 above were issued in reliance on the exemption from registration under Section 4(2) of the Securities Act as a transaction not involving a public offering.

     The options issued pursuant to paragraphs 6 through 8 above, and any shares issued upon the exercise of such options, were issued in reliance on the exemption from registration under Section 4(2) of the Securities Act as a transaction not involving a public offering.

     The common shares issued pursuant to paragraph 9 were issued in a transaction not involving a "sale" under the Securities Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     The following is a list of exhibits filed as a part of this registration statement.

     (a) Exhibits


EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------
  *1.1   Form of Underwriting Agreement.
  *3.1   Amended and Restated Articles of Association of the Company
         and English translation.
  *4.1   Specimen Certificate for Common Shares.
 **4.2   12% Junior Subordinated Note issued to Viad Corp.
 **4.3   Note Agreement, dated as of September 17, 1998, among Miami
         Cruiseline Services Holdings II, New York Life Insurance
         Company, American Home Assurance Company and The
         Northwestern Mutual Life Insurance Company with Form of
         Senior Subordinated Note.+
 **4.4   Debt Securities Purchase Agreement, dated as of September
         17, 1998, among Miami Cruiseline Services Holdings II, New
         York Life Insurance Company, American Home Assurance Company
         and The Northwestern Mutual Life Insurance Company.+
  *5.1   Opinion of Stibbe Simont Monahan Duhot.
**10.1   Share Purchase Agreement, dated July 31, 1998, between
         Cruise Line Holdings Co. and Viad Corp.+
**10.2   Stock Subscription and Exchange Agreement, dated as of
         August 27, 1998, among Cruise Line Holdings Co., Philip L.
         Levine, Jerry Chafetz and the other stockholders named
         therein.+
**10.3   Asset Purchase Agreement, dated December 15, 1998, between
         Starboard Holdings Ltd. and Nuance Global Traders.+
**10.4   Employment Agreement, dated as of September 17, 1998, by and between Cruiseline Holdings Co., Greyhound Leisure Services and J.P. Miquel.
**10.5   Employment Agreement, dated as of September 17, 1998, by and between Cruiseline Holdings Co., the Onboard Group and
         Philip L. Levine.
**10.6   Employment Agreement, dated as of September 17, 1998, by and between Cruiseline Holdings Co., the Onboard Group and Jerry
         Chafetz.
 *10.7   Separation Agreement, dated August 3, 1999, between Miami
         Cruiseline Services and Jorge Fernandez.+
 *10.8   Consulting Agreement, dated as of January 1, 1999, between
         Miami Cruiseline Services and F.C. Capital Partners LLC.
 *10.9   Consulting Agreement, dated as of August 4, 1999, between
         Miami Cruiseline Services, Cruiseline Holdings Co. and F.C.
         Capital Partners LLC.
 *10.10  1998 Stock Option Plan.
**10.11  Shareholders Agreement, dated as of September 17, 1998, among Miami Cruiseline Services, Berkshire Cruise Holdings
         LLC and other investors listed on the signature pages
         thereto with Joinder Agreements, dated as of November 13,
         1998.+
**10.12  Indemnity Agreement, dated September 15, 1998, between Miami
         Cruiseline Services and Philip Levine.
**10.13  Indemnity Agreement, dated September 15, 1998, between Miami
         Cruiseline Services and Jerry Chafetz.

EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------
 *10.14  Management Agreement, dated as of September 17, 1998, between Miami Cruiseline Services and Berkshire Cruise
         Holdings LLC, as amended by Amendment, dated January 1,
         1999.
**10.15  Fee letter, dated as of September 17, 1998, between
         Cruiseline Holdings Co. and Berkshire Partners LLC.
**10.16  Fee letter, dated as of September 17, 1998, between
         Cruiseline Holdings Co. and F.C. Capital Partners LLC.
 *10.17  Lease, dated July 10, 1996, between MICC Venture and
         Greyhound Leisure Services.+
 *10.18  Lease, dated April 16, 1996, as amended, between Media
         Holdings, Ltd. and Onboard Media.
 *10.19  Lease, dated April 16, 1996, between Media Holdings, Ltd.
         and Cruise Management International.
 *10.20  Amendment to Lease, dated September 17, 1998, between Media
         Holdings, Ltd. and Onboard Media and Cruise Management
         International.
 *10.21  Credit Agreement, dated as of September 17, 1998, among
         Miami Cruiseline Services Holdings III, Miami Cruiseline
         Services Holdings II, Credit Suisse First Boston,
         NationsBank, N.A., First Source Financial, Inc. and the
         lenders named therein., as amended by First Amendment to the
         Credit Agreement, dated October 6, 1998, Second Amendment to the Credit Agreement, dated November 30, 1998, Third
         Amendment to the Credit Agreement, dated March 30, 1999.+
**10.22  Form of Put Agreement with Miami Cruiseline Services
         Holdings II B.V.
**10.23  Joint Venture Agreement for Operation of Miami Airport Duty
         Free Joint Venture, dated August 31, 1995, by and among,
         Greyhound Leisure Services, Century Duty Free, Inc., Media
         Consultants, Inc., Maria J. Argudin and Bayside Company
         Stores as amended by First Addendum, dated October 25, 1995.
**10.24  Concession Agreement for Operation of Nonexclusive Duty and
         Tax Free Concession, Terminal Building, Miami International
         Airport between Board of County Commissioners of Dade
         County, Florida and Miami Airport Duty Free Joint Venture.+


 #10.25 Agreement, dated April 11, 1996, between Cruise Management and Park West at Sea, Inc.


 #10.26 Concession Agreement, dated November 23, 1992, by and between Carnival Cruise Lines, Inc. and Greyhound Leisure
         Services as amended by Letter Agreement dated January 4,
         1993, Addendum #1, dated January 12, 1993, and Addendum #2, dated March 3, 1999.


 #10.27  Concession Agreement, dated July 15, 1999, between Royal
         Caribbean Cruise Lines and Starboard Holdings Ltd.


 #10.28  Concession Agreement, dated February 25, 1998, between
         Holland America Line-Westours, Inc. and Greyhound Leisure
         Services as amended by Amendment to Wind Surf Concession
         Agreement, dated as of July 1, 1999.


 #10.29 Concession Agreement -- Windstar, dated January 18, 1996, between Holland America-Westours, Inc. d/b/a Windstar
         Cruises and Allders International (USA), Inc., as amended by
         Amendment to Concession Agreement -- Windstar, dated as of
         December 15, 1998, between Holland America-Westours, Inc.
         and Starboard Holdings Ltd.


 #10.30  Concession Agreement, dated January 18, 1996, between
         Holland America-Westours, Inc. and Allders International
         (USA), Inc., as amended by Amendment to Concession
         Agreement, dated as of December 15, 1998, between Holland
         America-Westours, Inc. and Starboard Holdings Ltd.

EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------
**21.1   Subsidiaries.
 *23.1   Consent of Stibbe Simont Monahan Duhot (Exhibit 5.1).
**23.2   Consent of Ernst & Young LLP.
**23.3   Consent of Ernst & Young LLP.
**23.4   Consent of Deloitte & Touche LLP.
**23.5   Consent of Goldstein Schechter Price Lucas Horwitz & Co.,
         P.A.
**24.1   Power of Attorney (please see signature page).
**27.1   Financial Data Schedule.
**99.1   Letter from Deloitte & Touche LLP regarding change in
         accountants.


---------------
*  To be filed by Amendment.


** Previously Filed.


# Confidential treatment request as to certain portions. The term "confidential treatment" and the mark "#" as used throughout this exhibit means that material has been omitted and separately filed with the Commission.

+ The Registrant agrees to furnish supplementally to the Commission a copy of any omitted schedule or exhibit to such agreement upon request by the Commission.

     (b) Financial Statement Schedules

                                                              INDEX
                                                              -----
Report of Independent Certified Public Accountants..........   S-1
Report of Independent Certified Public Accountants..........   S-2
Schedule II -- Valuation and Qualifying Accounts............   S-3

     All other schedules for which provision is made in the applicable accounting regulations of the Commission are not required under the related instructions, are inapplicable or not material, or the information called for thereby is otherwise included in the financial statements and therefore has been omitted.

ITEM 17.  UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under "Item
14 -- Indemnification of Directors and Officers" above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (c) The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Massachusetts on this 27th day of August, 1999.


                                          Miami Cruiseline Services Holdings I
                                          B.V.

                                          By: /s/ JOEL E. CUTLER
                                            ------------------------------------
                                              Joel E. Cutler
                                              Chief Executive Officer

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                    TITLE                    DATE
                     ---------                                    -----                    ----

/s/ JOEL E. CUTLER                                   Chairman of the Board and Chief  August 27, 1999
---------------------------------------------------    Executive Officer
Joel E. Cutler

                       *                             Acting Interim Chief Financial   August 27, 1999
---------------------------------------------------    Officer (Principal Financial
William J. Fitzgerald                                  Officer and Accounting
                                                       Officer)

                       *                             Class A Managing Director        August 27, 1999
---------------------------------------------------
Bradley M. Bloom

                       *                             Class A Managing Director        August 27, 1999
---------------------------------------------------
Randy Peeler

                       *                             Class B Managing Director        August 27, 1999
---------------------------------------------------
Jerry Chafetz

                       *                             Class B Managing Director        August 27, 1999
---------------------------------------------------
David P. Fialkow

                       *                             Class B Managing Director        August 27, 1999
---------------------------------------------------
Steven S. Fischman

                     SIGNATURE                                    TITLE                    DATE
                     ---------                                    -----                    ----
                        *                            Class B Managing Director        August 27, 1999
---------------------------------------------------
Philip L. Levine

                        *                            Class B Managing Director        August 27, 1999
---------------------------------------------------
J. P. Miquel

                        *                            Class B Managing Director        August 27, 1999
---------------------------------------------------
Leonard A. Schlesinger

Registrant's Agent for Service in the United States:

/s/ JOEL E. CUTLER                                                                    August 27, 1999
---------------------------------------------------
Joel E. Cutler



* The undersigned, by signing his name hereto, does hereby sign and execute this Pre-Effective Amendment No. 1 to the Registration Statement on behalf of the above-named officers and directors of the Registrant pursuant to the Power of Attorney executed by such officer and/or director and previously filed with the Securities and Exchange Commission.



/s/ JOEL E. CUTLER                                                                    August 27, 1999
---------------------------------------------------
Joel E. Cutler

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have audited the consolidated financial statements of Greyhound Leisure Services, Inc. and subsidiaries as of December 31, 1997, and for each of the two years in the period ended December 31, 1997, and have issued our report thereon dated July 31, 1999, (included elsewhere in this Registration Statement). Our audits also included the financial schedule listed in Item 16(b) of this Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

     In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          /s/ DELOITTE & TOUCHE LLP

Miami, Florida
July 31, 1999

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have audited the consolidated financial statements of Starboard Cruise Services N.V. (formerly Miami Cruiseline Services Holdings I.B.V.) as of December 31, 1998, and for the period from September 10, 1998 through December 31, 1998, and have issued our report thereon dated March 22, 1999, except as to
Note 14 as to which the date is September   , 1999 (included elsewhere in this
Registration Statement). Our audit also included the financial statement schedule listed in Item 16(b) of this Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit.

     In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

Miami, Florida
August 18, 1999

     The foregoing report is in the form that will be signed upon completion of the restatement of capital accounts and the name change described in Note 14 to the consolidated financial statements.

                                          /s/ ERNST & YOUNG LLP

Miami, Florida
August 18, 1999

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

                         STARBOARD CRUISE SERVICES N.V.

                                                          ADDITIONS
                                                   ------------------------
                                      BALANCE AT   CHARGED TO   CHARGED TO                 BALANCE AT
                                      BEGINNING    COSTS AND       OTHER                     END OF
DESCRIPTION                            OF YEAR      EXPENSES    ACCOUNTS(A)   DEDUCTIONS      YEAR
-----------                           ----------   ----------   -----------   ----------   ----------
PREDECESSOR:
Year ended December 31, 1996
  Deducted from asset accounts:
     Allowance for doubtful
       accounts.....................   $357,698     $ 75,600     $     --      $113,853     $319,445
                                       ========     ========     ========      ========     ========
Year Ended December 31, 1997
  Deducted from asset accounts:
     Allowance for doubtful
       accounts.....................   $319,445     $ 43,274     $     --      $ 35,450     $327,269
                                       ========     ========     ========      ========     ========
Period Ended September 17, 1998
  Deducted from asset accounts:
     Allowance for doubtful
       accounts.....................   $327,269     $114,564     $     --      $     --     $441,833
                                       ========     ========     ========      ========     ========
SUCCESSOR:
Period Ended December 31, 1998
  Deducted from asset accounts:
     Allowance for doubtful
       accounts.....................   $     --     $108,363     $520,071      $  2,073     $626,361
                                       ========     ========     ========      ========     ========
Six Months Ended June 30, 1999
  (unaudited)
  Deducted from asset accounts:
     Allowance for doubtful
       accounts.....................   $626,361     $ 48,373     $     --      $116,964     $557,770
                                       ========     ========     ========      ========     ========

-------------------------

(a) Acquired in connection with the Greyhound Leisure Services, Inc. and the Onboard Group acquisitions.

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------
  *1.1   Form of Underwriting Agreement.
  *3.1   Amended and Restated Articles of Association of the Company
         and English translation.
  *4.1   Specimen Certificate for Common Shares.
 **4.2   12% Junior Subordinated Note issued to Viad Corp.
 **4.3   Note Agreement, dated as of September 17, 1998, among Miami
         Cruiseline Services Holdings II, New York Life Insurance
         Company, American Home Assurance Company and The
         Northwestern Mutual Life Insurance Company with Form of
         Senior Subordinated Note.+
 **4.4   Debt Securities Purchase Agreement, dated as of September
         17, 1998, among Miami Cruiseline Services Holdings II, New
         York Life Insurance Company, American Home Assurance Company
         and The Northwestern Mutual Life Insurance Company.+
  *5.1   Opinion of Stibbe Simont Monahan Duhot.
**10.1   Share Purchase Agreement, dated July 31, 1998, between
         Cruise Line Holdings Co. and Viad Corp.+
**10.2   Stock Subscription and Exchange Agreement, dated as of
         August 27, 1998, among Cruise Line Holdings Co., Philip L.
         Levine, Jerry Chafetz and the other stockholders named
         therein.+
**10.3   Asset Purchase Agreement, dated December 15, 1998, between
         Starboard Holdings Ltd. and Nuance Global Traders.+
**10.4   Employment Agreement, dated as of September 17, 1998, by and between Cruiseline Holdings Co., Greyhound Leisure Services and J.P. Miquel.
**10.5   Employment Agreement, dated as of September 17, 1998, by and between Cruiseline Holdings Co., the Onboard Group and
         Philip L. Levine.
**10.6   Employment Agreement, dated as of September 17, 1998, by and between Cruiseline Holdings Co., the Onboard Group and Jerry
         Chafetz.
 *10.7   Separation Agreement, dated August 3, 1999, between Miami
         Cruiseline Services and Jorge Fernandez.+
 *10.8   Consulting Agreement, dated January 1, 1999, between Miami
         Cruiseline Services and F.C. Capital Partners LLC.
 *10.9   Consulting Agreement, dated August 4, 1999, between Miami
         Cruiseline Services, Cruiseline Holdings Co. and F.C.
         Capital Partners LLC.
 *10.10  1998 Stock Option Plan.
**10.11  Shareholders Agreement, dated as of September 17, 1998, among Miami Cruiseline Services, Berkshire Cruise Holdings
         LLC and other investors listed on the signature pages
         thereto with Joinder Agreements, dated as of November 13,
         1998.+
**10.12  Indemnity Agreement, dated September 15, 1998, between Miami
         Cruiseline Services and Philip Levine.
**10.13  Indemnity Agreement, dated September 15, 1998, between Miami
         Cruiseline Services and Jerry Chafetz.
 *10.14  Management Agreement, dated as of September 17, 1998, between Miami Cruiseline Services and Berkshire Cruise
         Holdings LLC as amended by Amendment, dated January 1, 1999.
**10.15  Fee letter, dated as of September 17, 1998, between
         Cruiseline Holdings Co. and Berkshire Partners LLC.

EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------
**10.16  Fee letter, dated as of September 17, 1998, between
         Cruiseline Holdings Co. and F.C. Capital Partners LLC.
 *10.17  Lease, dated July 10, 1996, between MICC Venture and
         Greyhound Leisure Services.+
 *10.18  Lease, dated April 16, 1996, as amended, between Media
         Holdings, Ltd. and Onboard Media.
 *10.19  Lease, dated April 16, 1996, between Media Holdings, Ltd.
         and Cruise Management International.
 *10.20  Amendment to Lease, dated September 17, 1998, between Media
         Holdings, Ltd. and Onboard Media and Cruise Management
         International.
 *10.21  Credit Agreement, dated as of September 17, 1998, among
         Miami Cruiseline Services Holdings III, Miami Cruiseline
         Services Holdings II, Credit Suisse First Boston,
         NationsBank, N.A., First Source Financial, Inc. and the
         lenders named therein., as amended by First Amendment to the
         Credit Agreement, dated October 6, 1998, Second Amendment to the Credit Agreement, dated November 30, 1998, Third
         Amendment to the Credit Agreement, dated March 30, 1999.+
**10.22  Form of Put Agreement with Miami Cruiseline Services
         Holdings II B.V.
**10.23  Joint Venture Agreement for Operation of Miami Airport Duty
         Free Joint Venture, dated August 31, 1995, by and among,
         Greyhound Leisure Services, Century Duty Free, Inc., Media
         Consultants, Inc., Maria J. Argudin and Bayside Company
         Stores as amended by First Addendum, dated October 25, 1995.
**10.24  Concession Agreement for Operation of Nonexclusive Duty and
         Tax Free Concession, Terminal Building, Miami International
         Airport between Board of County Commissioners of Dade
         County, Florida and Miami Airport Duty Free Joint Venture.+


 #10.25 Agreement, dated April 11, 1996, between Cruise Management and Park West at Sea, Inc.


 #10.26 Concession Agreement, dated November 23, 1992, by and between Carnival Cruise Lines, Inc. and Greyhound Leisure
         Services as amended by Letter Agreement dated January 4,
         1993, Addendum #1, dated January 12, 1993, and Addendum #2, dated March 3, 1999.


 #10.27  Concession Agreement, dated July 15, 1999, between Royal
         Caribbean Cruise Lines and Starboard Holdings Ltd.


 #10.28  Concession Agreement, dated February 25, 1998, between
         Holland America Line-Westours, Inc. and Greyhound Leisure
         Services as amended by Amendment to Wind Surf Concession
         Agreement, dated as of July 1, 1999.


 #10.29 Concession Agreement -- Windstar, dated January 18, 1996, between Holland America-Westours, Inc. d/b/a Windstar
         Cruises and Allders International (USA), Inc., as amended by
         Amendment to Concession Agreement -- Windstar, dated as of
         December 15, 1998, between Holland America-Westours, Inc.
         and Starboard Holdings Ltd.


 #10.30  Concession Agreement, dated January 18, 1996, between
         Holland America-Westours, Inc. and Allders International
         (USA), Inc., as amended by Amendment to Concession
         Agreement, dated as of December 15, 1998, between Holland
         America-Westours, Inc. and Starboard Holdings Ltd.
**21.1   Subsidiaries.
 *23.1   Consent of Stibbe Simont Monahan Duhot (Exhibit 5.1).
**23.2   Consent of Ernst & Young LLP.
**23.3   Consent of Ernst & Young LLP.
**23.4   Consent of Deloitte & Touche LLP.
**23.5   Consent of Goldstein Schechter Price Lucas Horwitz & Co.,
         P.A.

EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------
**24.1   Power of Attorney (please see signature page).
**27.1   Financial Data Schedule.
**99.1   Letter from Deloitte & Touche LLP regarding change in
         accountants.


---------------
*  To be filed by Amendment.


** Previously Filed.


# Confidential treatment request as to certain portions. The term "confidential treatment" and the mark "#" as used throughout this exhibit means that material has been omitted and separately filed with the Commission.

+ The Registrant agrees to furnish supplementally to the Commission a copy of any omitted schedule or exhibit to such agreement upon request by the Commission.